Exhibit 99.1

INVESTOR PRESENTATION JUNE 2017

North End Retail Washington, DC

General Disclaimer of JBG Information JBG Properties Inc., (together with its affiliates and managed funds, “JBG”) information included in this presentation has been provided to Vornado Realty Trust (“Vornado”) by JBG in connection with the proposed transaction. Vornado has not verified the accuracy or completeness of the JBG information. Certain of the JBG information is based solely on JBG’s estimates using data available to JBG and assumptions made by JBG and JBG’s current business plans and may change. In certain instances, these estimates and assumptions have been used as a basis to derive asset values and potential future property-level net operating income (“NOI") and potential future earnings before interest, taxes, depreciation and amortization (“EBITDA”). As is the case with any estimate or assumption, there can be no assurance that the estimates or assumptions are correct or that the NOI or EBITDA will be achieved. You are cautioned not to place undue reliance on these estimates or assumptions or information derived therefrom. The information included in this presentation about JBG SMITH Properties, a Maryland real estate investment trust ("JBG SMITH" or the “Company”), assumes the completion of the spin-off of Vornado’s Washington, DC segment into JBG SMITH and the subsequent combination of JBG’s management business and certain Washington, DC metropolitan area assets. References to JBG SMITH's historical business and operations refer to the business and operations of the office, multifamily and other commercial assets to be contributed by Vornado and JBG. Currently, JBG SMITH has de minimis assets and no operating history. Unless otherwise indicated, all financial data and other statistics are presented on a pro forma basis for completion of the transaction. Forward-Looking Statements Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of Vornado and of the planned spin-off entity JBG SMITH may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this press release. We also note the following forward-looking statements: in the case of our construction and near-term development pipeline, the estimated completion date, stabilization date, estimated incremental investment, total investment, projected NOI, targeted NOI yield, estimated stabilized value and estimated value creation; our placemaking plans for Crystal City; estimates of future capital expenditures, and dividends to common shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: uncertainties as to the timing of the spin-off and the combination with JBG (the “Transactions”) and whether they will be completed, the possibility that various closing conditions to Transactions may not be satisfied or waived, the expected tax treatment of the Transactions, the composition of JBG SMITH’s portfolio following the completion of the Transactions, the possibility that third-party consents required to transfer certain properties in the Transactions will not be received, the impact of the Transactions on the business of JBG SMITH, adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in JBG SMITH’s preliminary Information Statement dated as of June 9, 2017 (the “Information Statement”). For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this presentation. This presentation does not constitute an offer or solicitation to sell or purchase any securities of the Company. By accepting this presentation, the recipient agrees that neither it nor its agents, representatives, directors or employees will copy, reproduce or distribute to others this presentation, in whole or in part, at any time without the prior written consent of the Company. Pursuant to the Master Transaction Agreement, the composition of the JBG SMITH portfolio and the nature and amount of its interests in properties that comprise it are subject to change between now and completion of the transaction. There can be no assurance that the transaction will close and, if it does, whether the properties discussed herein will be included as set forth herein or at all. In connection with the transactions referred to in this communication, JBG SMITH has filed a registration statement on Form 10, which contains the Information Statement, with the U.S. Securities and Exchange Commission. Free copies of such registration statement, the Information Statement and other documents filed by Vornado and JBG SMITH with the SEC may be obtained through the website maintained by the SEC at www.sec.gov. Market Data Market data and industry forecast s are used in this presentation, including data obtained from publicly available sources. These sources generally state that the information they provide has been obtained from sources believed to be the reliable but the accuracy and completeness of the information is not assured. Neither the Company nor Vornado has independently verified any such information. Pro Rata Information We present certain financial information and metrics in this presentation “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in joint ventures (collectively, “partially owned entities”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an entity-by-entity basis by applying our percentage economic interest to each applicable line item of that entity’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that approximately 30% of our assets, as measured by total square feet, are held through joint ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors important information regarding a significant component of our portfolio, its composition, performance and capitalization. We do not control the unconsolidated joint ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated joint ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. With respect to any such third-party arrangement, we would not be in a position to exercise sole decision making authority regarding the property, joint venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our joint ventures may be subject to debt, and the refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our joint ventures or they take action inconsistent with the interests of the joint venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. DISCLOSURES I

Annualized Rent “Annualized Rent” is defined as (i) for office and other assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of 03/31/17, multiplied by 12 and divided by rentable square feet, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of 03/31/17, multiplied by 12. Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, and Adjusted EBITDA EBITDA, a non-GAAP financial measure, represents "Earnings Before Interest, Taxes, Depreciation and Amortization." We consider EBITDA useful for making decisions and for both management and shareholders to assess the unlevered performance of our business as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on a multiple of EBITDA, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. EBITDA should not be considered a substitute for net income. EBITDA may not be comparable to similarly titled measures employed by other companies. In addition to EBITDA, we also disclose the non-GAAP financial measure “Adjusted EBITDA,” which represents EBITDA adjusted for items not considered part of our comparable operations, such as non-cash equity based acquisition consideration associated with the acquisition and estimated adjustments for additional public company costs and expected savings from synergies of combining the operations of JBG with Vornado. The estimated adjustments for additional public company costs and expected savings from synergies are based on management’s estimates, which are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The actual public company cost and synergies may differ materially from the estimates included in this presentation, and there can be no assurance that the Adjusted EBITDA included in this presentation will be achieved. We believe that by adjusting such items not considered part of our comparable operations we provide a more meaningful presentation to assess our operating performance as compared to similar real estate companies in the industry and in general. Estimated Stabilized Value and Stabilized Assets “Estimated Stabilized Value” is calculated by taking the Estimated Stabilized NOI that an asset will generate and applying a stabilized [capitalization rate] applicable to that asset. There can be no assurance that the assets under construction or the near-term development assets will achieve the Estimated Stabilized NOIs described in this presentation or that management’s estimates of the capitalization rates applicable to the assets upon stabilization will be appropriate at the time of stabilization. As a result, there can be no assurance that the assets under construction and the near-term development assets will have the Estimated Stabilized Values set forth in this presentation. “Stabilized” means office, multifamily or retail assets that are at or above 90% leased or have been operating assets collecting rent for longer than 12 months as of 03/31/17 “Capitalization rate” or “cap rate” means the rate of return of an asset based on the income the asset is expected to generate. The capitalization rates reflected in this presentation are based on management’s estimates. “CAGR” means compound annual growth rate. Estimated Value Creation “Estimated Value Creation” means the estimated value we expect to create through our development and leasing activities. We calculate Estimated Value Creation for an asset by subtracting management’s estimate of Total Investment from the Estimated Stabilized Value of such asset. Estimated Value Creation is based on management’s estimates of the cost to develop and stabilize an asset and of the stabilized capitalization rate applicable to such asset, as well as on such asset’s Estimated Stabilized NOI (as determined by management). Such estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The actual Total Investment, the stabilized capitalization rate applicable to such asset, and such asset’s actual stabilized NOI may differ materially from the estimates included in this presentation, and there can be no assurance that the amount of Estimated Value Creation set forth in this presentation will be achieved. Future Development Pipeline “Future development pipeline” refers to assets that are development opportunities on which we do not intend to commence construction within 18 months of 03/31/17 where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land. Historical Cost, Estimated Incremental Investment and Total Investment “Historical Cost” means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of 03/31/17. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction. “Estimated Incremental Investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of 03/31/17, including all remaining acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. “Total Investment” means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment remaining for such asset. Estimated Incremental Investment and Total Investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies. Metro-served “Metro-served” mean locations, submarkets, or assets that are generally nearby and within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station. Monthly Rent Per Unit For multifamily assets, represents monthly multifamily rent for December divided by occupied units. Near-Term Development Pipeline ‘‘Near-term development pipeline’’ refers to assets that have substantially completed the entitlement process and on which we intend to commence construction within the 18 months following 03/31/17, subject to market conditions. Under Construction Properties ‘‘Under construction properties’’ refers to assets that were under construction as of 03/31/17. DEFINITIONS II

Asset Value / Historical Cost and Net Asset Value / Historical Cost “Asset Value/Historical Cost” represents management’s estimate of the total value of the Operating Office, Multifamily, and Other assets and the Historical Cost of the Under Construction Properties, Near Term Development Pipeline and Future Development Pipeline assets “Net Asset Value / Historical Cost” (“NAV / Cost”) means the applicable Asset Value / Historical Cost plus our pro rata share of tangible assets and cash and cash equivalents minus our pro rata share of total debt and total tangible liabilities. Net Asset Value / Historical Cost and Net Asset Value / Historical Cost per Share may not be equivalent to the enterprise value of JBG SMITH or an appropriate trading price for JBG SMITH common shares for many reasons, including but not limited to the following: (1) income taxes are not included; (2) opinions are likely to differ regarding appropriate capitalization rates; and (3) a buyer may pay more or less for JBG SMITH or its assets as a whole than for the sum of the components used to calculate Net Asset Value / Historical Cost. Accordingly, Net Asset Value / Historical Cost per Share is not a representation or guarantee that JBG SMITH common shares will or should trade at this amount, that a shareholder would be able to realize this amount in selling our shares, that a third party would offer the estimated Net Asset Value / Historical Cost per Share in an offer to purchase all or substantially all of our common shares, or that a shareholder would receive distributions per share equal to the estimated Net Asset Value / Historical Cost per Share upon JBG SMITH’s liquidation. Investors should not rely on the estimated Net Asset Value / Historical Cost per Share as being an accurate measure of the fair market value of JBG SMITH’s common shares. The terms Net Asset Value / Historical Cost and Net Asset Value / Historical Cost per Share do not have any standardized meaning according to GAAP and therefore may not be comparable to similar measures presented by others. We consider Net Asset Value / Historical Cost and Net Asset Value / Historical Cost per Share to be useful supplemental measures which assist both management and investors in estimating the fair value of JBG SMITH. The calculation of Net Asset Value / Historical Cost and Net Asset Value / Historical Cost per Share involves significant estimates and can be made using various methods. Each individual investor must review our calculation of Net Asset Value / Historical Cost and Net Asset Value / Historical Cost per Share and make its own determination as to whether the methodology, assumptions and estimates we used to arrive at Net Asset Value / Historical Cost and Net Asset Value / Historical Cost per Share for JBG SMITH are appropriate, or whether such investor should use an alternative methodology to perform its own calculations. Net Operating Income Property Operating Income is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant expense recoveries and other operating revenue) less operating expenses and related party management fees. In addition to Property Operating Income we also report the non-GAAP financial measures Net Operating Income (“NOI”), which excludes straight-line rent, related party management fees and certain other non-cash adjustments, Annualized NOI which represents NOI for the three months ended 03/31/17 multiplied by four, and Cash NOI, which means Adjusted EBITDA for the three months ended 03/31/17 multiplied by four. Annualized NOI and Cash NOI are only estimates of JBG SMITH’s financial performance over a period of 12 month, and there can be no assurance that the Annualized NOI or cash NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. We also report Annualized Further Adjusted NOI which includes Signed Leases not Commenced and incremental revenue from lease up of Recently Delivered Assets. Management uses Property Operating Income, NOI, Annualized NOI, Cash NOI and Annualized Further Adjusted NOI as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, Property Operating Income is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because Property Operating Income, NOI, Annualized NOI, Cash NOI and Annualized Further Adjusted NOI exclude depreciation and amortization and capture neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of Property Operating Income, NOI, Annualized NOI, Cash NOI and Annualized Further Adjusted NOI as measures of the operating performance of our assets is limited. Moreover, other real estate companies may calculate Property Operating Income, NOI, Annualized NOI, Cash NOI differently from how we do and it may not be comparable to other real estate companies’. Property Operating Income, NOI, Annualized NOI, Cash NOI and Annualized Further Adjusted NOI should be considered only as supplements to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets. This presentation also contains management’s projections of incremental NOI for our Operating, Under Construction and Near-Term Development assets (“Potential Near-Term NOI”) which are based on management’s estimates of property-related revenue and operating expenses for each asset. Such estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this presentation. In addition, the projected allocation of company-level property management overhead, general and administrative costs and interest expense to assets under construction and near-term development assets is complex, impractical to develop, and may not be meaningful. Management’s projections of Near Term NOI and Potential Future NOI are not projections of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the projected Near Term NOI and Potential Future NOI set forth in this presentation will be achieved. No reconciliation of Near Term NOI and Potential Future NOI to the most directly comparable GAAP measure is included in this presentation because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. “Estimated Stabilized NOI” means our underwritten initial full year Stabilized NOI. We estimate an asset’s Estimated Stabilized NOI as part of our standard development underwriting process and calculate it by subtracting our estimate of the asset’s initial full year stabilized operating expenses (before interest, income taxes (if any), depreciation and amortization and related party management fees) from our estimate of its initial full year stabilized cash revenue. Management believes that Estimated Stabilized NOI assists investors in understanding management's estimate of the likely impact on operations of assets under construction and near-term development assets when the assets are complete and achieve stabilized occupancy (before allocation of any company-level property management overhead, general and administrative costs or interest expense). Estimated Stabilized NOI of these assets is not a projection of JBG SMITH’s overall financial performance or cash flow. There can be no assurance that the assets under construction or the near-term development assets will achieve the Estimated Stabilized NOIs described in this presentation. Estimated Stabilized NOI is calculated on an asset by asset basis and is not and enterprise or segment-wide financial measure. Our actual initial full year stabilized NOI from our construction and near-term development assets may differ substantially from our estimates based on numerous factors, including delays and/or difficulties in leasing and stabilizing these assets, failure to obtain estimated occupancy and rental rates, inability to collect anticipated rental revenues, tenant bankruptcies and unanticipated expenses at these assets that we cannot pass on to tenants. No reconciliation of Estimated Stabilized NOI to the most directly comparable GAAP measure is included in this presentation because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. “Stabilized NOI” or “NOI Upon Stabilization” means an asset’s net operating income in the initial year after it has reached stabilization, calculated by subtracting the asset’s operating expenses (before interest, income taxes (if any), depreciation and amortization and related party management fees) during such period from the cash revenue generated by such asset during such period. “Targeted NOI Yield” or “Projected NOI Yield” means our Estimated Stabilized NOI as a percentage of estimated Total Investment. Actual initial full year Stabilized NOI yield may vary from the Targeted or Projected NOI Yield based on the actual Total Investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Targeted or Projected NOI Yields described in this presentation. DEFINITIONS III

Net Debt “Net Debt” is a non-GAAP financial measure that represents total pro forma indebtedness less cash and cash equivalents, which have been adjusted for expected facility draws and proceeds from secured financings less estimated transaction costs. We use net debt to review the liquidity of our operations and believe that net debt provides useful information to management and shareholders regarding the level of our indebtedness and our ability to pursue business opportunities and investments. Net debt is not a measure of our liquidity under GAAP and should not be considered an alternative to cash flows from operating or financing activities. Recently Delivered Recently delivered means assets that have been delivered within the 12 months ended 03/31/17. Signed Leases not Commenced Signed leases not commenced means leases for assets in JBG SMITH’s portfolio that, as of 03/31/17, have been executed but for which the contractual lease term had not yet begun and no rental payments had yet been received. As of 03/31/17, this included 35 leases with annualized base rental revenues of over $58.1 million ($43.1 million at our share). DEFINITIONS IV This presentation includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliation of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in the Appendix to this presentation. The following non-GAAP measures are included in this presentation: EBITDA Annualized EBITDA Adjusted EBITDA Net Asset Value / Historical Cost or NAV / Cost NOI Annualized NOI Annualized Further Adjusted NOI Potential Future NOI Estimated Stabilized NOI Stabilized NOI or NOI Upon Stabilization Targeted NOI Yield or Projected NOI Yield Net Debt NON-GAAP MEASURES Annualized EBITDA We consider EBITDA a non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As assets are bought and sold based on a multiple of EBITDA, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. EBITDA should not be considered a substitute for net income. EBITDA may not be comparable to similarly titled measures employed by other companies. Represents EBITDA for the three months ended March 31, 2017 multiplied by four. Management believes Annualized EBITDA provides useful information in understanding JBG SMITH’s financial performance over a period of 12 months. However, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized EBITDA. Actual EBITDA for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our properties due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this information statement. There can be no assurance that the Annualized EBITDA shown will reflect JBG SMITH’s actual results of operations over any 12-month period. Annualized NOI Represents NOI for the three months ended March 31, 2017 multiplied by four. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a period of 12 months. However, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our properties due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this information statement. There can be no assurance that the Annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. ANNUALIZED EBITDA AND NOI

EBITDA RECONCILATION

EBITDA and Adjusted EBITDA Reconciliation
For the Three Months Ended March 31, 2017
(in thousands)

	EBITDA
Revenues:	
Property rentals	$118,337
Tenant expense reimbursements	10,187
Development, management and other service revenue	17,704
Other income and reimbursement from managed properties	13,008
Total revenues	159,236
Expenses	
Depreciation and amortization	46,856
Property operating and reimbursable expenses from managed properties	39,940
Real estate taxes	17,940
General and administrative	39,190
Ground rent	968
Total operating expenses	144,894
Operating income	14,342
Loss from unconsolidated real estate ventures	(1,655)
Interest and other investment income, net	65
Gain on derivative instruments	573
Interest and debt expense	(19,979)
Loss before income tax expense	(6,654)
Income tax provision	(3,401)
Net loss	(10,055)
Net loss attributable to noncontrolling interests in JBG SMITH LP	(1,405)
Pro forma net loss attributable to common shareholders (1)	(8,650)
RECONCILIATION OF PRO FORMA NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS TO EBITDA	
Net loss attributable to noncontrolling interests in JBG SMITH LP	(1,405)
Interest and debt expense (2)	23,528
Depreciation and amortization (2)	51,591
Income tax provision (2)	3,414
EBITDA (3)	68,478
Certain items that impact EBITDA:	
Non-cash equity based acquisition consideration	9,798
	78,276
Annualized EBITDA, adjusted for non-cash equity based acquisition consideration	313,104
Annual estimated run rate adjustments:	
Estimated net synergies	35,000
Incremental non-cash compensation	(21,000)
Adjusted EBITDA	$327,104

	Net Debt to Adjusted EBITDA
Consolidated and unconsolidated indebtedness, at share before pro forma adjustments	$2,385,375
Pro forma adjustments:	
New secured financing on the Bartlett	215,398
Estimated revolver draw at close	117,269
Estimated term loan draw at close	50,000
Repayment of 1730 M & 1150 17th financing	(43,529)
Repayment of payable to Vornado	(117,269)
Total pro forma indebtedness	2,607,244
Cash, at share	90,689
Capital contributions	293,613
Secured financing and facility draws, net	221,789
Financing costs	(10,754)
Payment of transaction costs	(67,419)
Total pro forma cash (5)	527,918
Net Debt	$2,079,326
Adjusted EBITDA	$327,104
Net Debt/ Adjusted EBITDA	**6.4 x**

(1) Derived from the pro forma combined statement of operations included on page 98 in Amendment No. 3 to the Form 10 Information Statement.
(2) Interest and debt expense, depreciation and amortization expense and the income tax provision includes JBG Smith's share of the respective item from partially owned entities.
(3) EBITDA represents "Earnings Before Interest, Taxes, Depreciation and Amortization." We calculate EBITDA on an Operating Partnership basis which excludes the allocation to the noncontrolling interest of the Operating Partnership.
(4) Represents combined pro rata cash of Vornado and JBG before any pro forma adjustments.
(5) Represents consolidated cash at our share of $510,506 and $17,412 of cash at our share of unconsolidated joint ventures.

V

NOI RECONCILIATION

NOI Reconciliation
Three Months Ended March 31, 2017
(in thousands)

	Three months ended March 31, 2017		
	Vornado Included Assets	JBG Included Assets	Total JBG SMITH
Net Income attributable to the Vornado Included Assets	$6,318		
Adjustments			
Depreciation and amortization	33,782		
Ground rent expense	441		
Management and leasing fees	(7,000)		
Income from partially owned entities	(88)		
Interest income	(896)		
General and administrative	13,690		
Transaction costs	5,841		
Interest and debt expense	13,918		
Provision for income taxes	354		
Partially owned entities' share of property operating income	3,518		
Other non-operating loss from incidental operations	2,474		
Property Operating Income	$72,352	$16,798 [1]	$89,150
Straight-line rent adjustment	(3,716)	(1,329)	(5,045)
Related party adjustment [2]	2,542	594	3,136
Ground rent expense	(429)	(219)	(648)
Straight-line rent adjustment for partially owned entities	(609)	(1,040)	(1,649)
Related party adjustment for partially owned entities [2]	276	276	552
Ground rent expense for partially owned entities	-	(5)	(5)
NOI	**$70,416**	**$15,075**	**$85,491**
Annualized NOI	**$281,664**	**$60,300**	**$341,964**

(1) Represents revenues of $28.9 million less operating expenses of $12.1 million for three months ended March 31, 2017.
(2) To eliminate management fees included in Property Operating Income.

VI

NET ASSET VALUE / HISTORICAL COST (NAV/COST) RECONCILIATION(1) VII As of March 31, 2017 (dollars and shares in thousands, except per share amounts) Total equity per pro forma balance sheet at March 31, 2017 $3,929,082 NAV / Cost adjustment for real estate, at share Less: real estate, at depreciated cost (5,532,794) Plus: Asset Value / Historical Cost (2) 7,602,436 Adjustment to include real estate at Asset Value / Historical Cost 2,069,642 NAV / Cost adjustment for Third Party Asset and Real Estate Services ("Services Platform") Less: Services Platform, at depreciated cost (164,126) Plus: Value of Services Platform (3) 199,988 Adjustment to include Services Platform at Value 35,862 Adjustments to present other assets and liabilities, at share (4) (338,335) Net Asset Value / Historical Cost (1) $5,696,251 Estimated fully diluted share count (5) 137,796 Net Asset Value / Historical Cost per Share (1) $41.34 Potential Near Term Value Creation (6) $1,592,590 Potential Near Term Value Creation per Share (6) $11.56 Potential Future Value Creation (7) $5,045,289 Potential Future Value Creation per Share (7) $36.61 Net Asset Value / Historical Cost ("NAV/Cost") means the applicable Asset Value / Historical Cost plus our pro rata share of tangible assets and cash and cash equivalents minus our pro rata share of total debt and total tangible liabilities. We also present Net Asset Value / Historical Cost per share, which is Net Asset Value / Historical Cost divided by the number of JBG SMITH common shares that we estimate will be outstanding upon the completion of the separation. Asset Value / Historical Cost represents management's estimate of the total value of the Operating Office, Multifamily, and Other assets and the Historical Cost of the Under Construction Properties, Near Term Development Pipeline and Future Development Pipeline assets. Historical Cost means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs, and other similar costs, but excluding any financing costs or ground rent expenses as of March 31, 2017. Represents management's estimate of total value of Services Platform. See page 72 for an explanation of how the value of the Services Platform was determined. Other assets and liabilities are generally valued at their carrying amounts. Share count is estimated as the fully diluted shares outstanding at Vornado divided by two (the exchange ratio) to be distributed to existing Vornado shareholders divided by the percentage of combined JBG SMITH equity value contributed by Vornado. See pages 68 - 70 for an explanation of how Potential Near Term Value Creation was determined. See page 71 for an explanation of how Potential Future Value Creation was determined.

Investment Building
Washington, DC

TRANSACTION OVERVIEW

NAME	JBG SMITH Properties
EXCHANGE/TICKER	NYSE/JBGS
DEAL SUMMARY	VNO to spin off its DC business and JBG to contribute its management company and a selected portfolio of complementary Metro-served assets
DISTRIBUTION RATIO	1 JBGS common share for every 2 VNO common shares 1 JBG SMITH Properties LP common unit for every 2 Vornado Realty LP common units
PRO FORMA SHARES	~137.8M fully diluted shares/units outstanding(1)
PRO FORMA OWNERSHIP	VNO Shareholders: 73% / JBG Equity Holders: 27%(1) (Management: ~5% / Management + Board of Trustees: ~13%)
ANTICIPATED TIMING	July 2017, subject to certain closing conditions, including the registration statement on Form 10 being declared effective by the Securities and Exchange Commission

(1) Subject to closing adjustments.

VIII

12.4M Commercial SF + 4,232 Multifamily Units Operating Portfolio Over 98% Metro Served 565K Commercial SF + 464 Multifamily Units Near-Term Development Pipeline 6.3M Commercial SF + 12.0M Multifamily SF Future Development Pipeline $0.90(1) Expected Annualized Dividend 6.4x(2) Net Debt / Adjusted EBITDA $342M Adjusted Annualized 1Q17 NOI 700K Commercial SF + 985 Multifamily Units Under Construction The Bartlett Arlington, VA Central Place Arlington, VA All figures shown at share as of 03/31/17. Future dividends represent an estimate based on current expectations, however, future dividends will be determined by the Board of Trustees and will depend on future operating results and thus there can be no certainty of these expected dividend levels. Annualized Adjusted EBITDA for the three months ended 03/31/17. Net debt does not include a short term $44M note receivable related to JBG’s contribution of a note in lieu of 7770 Norfolk, a previously Included Asset, which is under contract to sell to JBG’s joint venture partner and expected to close shortly following the JBG SMITH combination. Upon closing of the sale, JBG will repay the note to JBG SMITH. Including the $44M as an adjustment to Net Debt, Net Debt/Adjusted EBITDA would be 6.2x. 1 Rendering + FOUNDED 1946 FOUNDED 1960

SCALE: LARGEST PURE-PLAY, DC METRO FOCUSED REIT

OFFICE REITS – DC PORTFOLIOS (1)



13.7
8.8
6.1
5.5
3.7
3.4
2.1
0.9
JBG SMITH
Boston Properties
Brookfield Property Partners
Washington REIT
First Potomac Realty Trust
Brandywine Realty Trust
Corporate Office Properties Trust
Paramount Group
(2)
DOES NOT INCLUDE 18.3M SQUARE FEET OF ADDITIONAL FUTURE DEVELOPMENT POTENTIAL
Operating
Under Construction + Near-Term Development

MULTIFAMILY REITS – DC PORTFOLIOS (1)



15,925
12,204
8,707
6,669
5,681
4,865
4,174
867
Equity Residential
AvalonBay Communities
UDR
Camden Property Trust
JBG SMITH
Washington REIT
Mid-America Apartment Communities
Boston Properties
Operating
Under Construction + Near-Term Development

DC metro area statistics based on the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area as defined by the U.S. Office of Management and Budget. Peer statistics based on, and adjusted to reflect latest public disclosure, subject to availability.

(1) Commercial SF in millions and multifamily in units as reported as of 03/31/17. JBGS SF is pro rata share of office, multifamily, and other as of 03/31/17.

(2) Paramount Group square footage is shown pro forma for the sale of Waterview, which closed 05/03/17.

2

INVESTMENT RATIONALE – JBGS IS THE BEST WAY TO INVEST IN DC JBGS IS A PROVEN VALUE CREATOR WITH A DIFFERENTIATED STRATEGY CONCENTRATION OF HIGH-QUALITY ASSETS IN BEST URBAN SUBMARKETS PLATFORM GROWTH BALANCE SHEET SIGNIFICANT LIQUIDITY AND FINANCIAL STRENGTH TO SUPPORT GROWTH UNRIVALED GROWTH PROFILE PORTFOLIO THE DC MARKET HAS BOTTOMED AND IS POISED FOR GROWTH MARKET 3 Aerial View of Washington, DC

JBGS IS A PROVEN VALUE CREATOR WITH A DIFFERENTIATED STRATEGY PLATFORM Rosslyn, Virginia

PLATFORM: LEADING DC REAL ESTATE OWNER AND OPERATOR

- Deep bench of mixed-use real estate expertise across office, multifamily, and retail
- Vertically integrated platform with track record of value creation across market cycles
- Size and scale to drive efficiencies
- Placemaking expertise maximizes value of high-density, Metro-served real estate
- Reputation for speed, certainty, creativity, and fair dealing lead to favorable economics

18.0M SF / 8,800 Units[(1)]
Acquired since 1999

24.1M SF / 9,800 Units[(1)]
Developed/Repositioned since 1999

15.7M SF / 5,800 Units[(2)]
Managed as of 03/31/17

3.7M SF[(3)]
Average Annual Commercial Leased over past three years

11,000 Units[(3)]
Average Annual Multifamily Leased over past three years


1221 Van Street Rooftop View
Washington, DC
Rendering

(1) Includes assets at 100% in which either JBG or Vornado/Charles E. Smith has made an equity investment.
(2) Includes third party assets managed by both the JBG and Vornado/Charles E. Smith management companies.
(3) Includes leasing at owned and third party assets managed by the JBG and Vornado/Charles E. Smith management companies.

5

FOCUS ON HIGH- QUALITY ASSETS IN BEST METRO-SERVED SUBMARKETS LEVERAGE DEEP BENCH OF DEVELOPMENT, INVESTMENT AND OPERATING EXPERTISE ACROSS ASSET CLASSES PLATFORM: DIFFERENTIATED STRATEGY MAXIMIZE VALUE THROUGH INVESTMENT CONCENTRATION AND MIXED-USE PLACEMAKING JBGS HAS A PROVEN TRACK RECORD OF RECOGNIZING AND CAPITALIZING ON OPPORTUNITIES THAT OTHERS WITH A SINGLE USE FOCUS CANNOT Bowen Building Washington, DC 6

PLATFORM: MIXED-USE COMPETITIVE ADVANTAGES ACQUISITION OPPORTUNITIES AGILITY DOWNSIDE PROTECTION AMENITIES, AMENITIES, AMENITIES MIXED-USE = TOTAL FLEXIBILITY Improved access to wide array of use types Identify value not perceived by single-use players Greater flexibility in zoning process Ability to change course with market conditions Adaptive re-use limits downside Alternate uses = floor on value Most powerful differentiator in the market Deep relationships and credibility with retailers 7 OFFICE MULTIFAMILY RETAIL JBGS HAS EXPERTISE IN ALL 3 MAJOR URBAN PRODUCT TYPES, ALLOWING US TO MAXIMIZE VALUE BY RESPONDING TO MARKET FORCES WITH THE OPTIMAL COMBINATION OF USES

PLATFORM: MIXED-USE COMPETITIVE ADVANTAGES – RTC-WEST CASE STUDY 8 LOFT OFFICE RESTON TOWN CENTER RETAIL PH. II UNDER CONSTRUCTION: RETAIL Rendering FUTURE DEVELOPMENT: MULTIFAMILY Rendering FUTURE DEVELOPMENT: OFFICE (2 BUILDINGS) ACQUISITION OPPORTUNITIES – BETTER ACCESS AND VALUE MULTI PH. II Rendering

9 PLATFORM: MIXED-USE COMPETITIVE ADVANTAGES – 77H CASE STUDY AGILITY – UNLOCK HIGHER VALUE THROUGH CYCLES BEFORE: UNDER-UTILIZED LAND BEFORE: UNREALIZED OFFICE STRATEGY AFTER: MEETING MULTIFAMILY DEMAND AFTER: MIXED-USE DEVELOPMENT

10 PLATFORM: MIXED-USE COMPETITIVE ADVANTAGES – SKY HOUSE CASE STUDY DOWNSIDE PROTECTION – ADAPTIVE REUSE TURNS PROBLEMS INTO OPPORTUNITIES BEFORE: VACANT OFFICE BUILDINGS IN-PROGRESS: ADAPTIVE RE-USE OF STRUCTURE AFTER: NEW MULTIFAMILY

Proven track record over multiple market cycles Rigorous research-based capital allocation approach Identification of path of growth opportunities Adherence to replacement cost discipline Focus on risk mitigation Access to a variety of capital sources Strong track record of effective capital recycling 40 + Assets Repositioned 1.8x Equity Multiple(1) 80 + Projects Developed BEST-IN-CLASS OPERATOR WITH SUCCESSFUL HISTORY OF VALUE CREATION 100 + Assets Sold 235 + Investments Provided by JBG for information purposes only. Because of the expected differences between JBG SMITH and the JBG funds, including that JBG SMITH will be a public REIT and will own a different portfolio of properties with different characteristics from those owned by the JBG funds during the periods presented, investors should not expect the JBG funds gross leveraged IRR and equity multiple to be indicative of the returns that will be achieved by JBG SMITH. Vornado/Charles E. Smith has been informed by JBG that the projected gross leveraged IRR and equity multiple presented do not reflect the impact of carried interests or asset management fees, as applicable, paid to JBG or cash-based general and administrative expenses we would expect the combined company to incur in the future in connection with the operation of certain of these assets. The gross leveraged IRR and equity multiple presented are calculated using historical and projected cash flows from realized and unrealized investments made by the nine JBG Funds, using an average leverage level of approximately 60% of Asset Value / Historical Cost, which the funds typically employed as of 05/31/17. $3.7B Equity Raised JBG PERFORMANCE (SINCE 1999) 9 Funds Raised 23.4% Gross Leveraged IRR(1) PLATFORM: PROVEN TRACK RECORD THROUGH ALL MARKET CYCLES 4747 Bethesda Avenue Bethesda, MD Office Rendering (4749 Bethesda Retail at base complete) 11 HISTORIC PROJECTED

PLATFORM: DEMONSTRATED CAPITAL ALLOCATION DISCIPLINE NET BUYER NET BUYER NET SELLER BALANCED 1900 N Street Washington, DC (EQUITY VALUE) (1) Includes only JBG portfolio. Rendering Rendering 12 $1,057,077 $445,413 $1,203,916 $1,245,622 ($624,106) ($1,418,543) ($437,049) ($1,224,825) 2000 - 2006 2007 - 2008 2009 - 2012 2013 - 2016 $ THOUSANDS INVESTMENTS / DISPOSITIONS (1) Investments Dispositions

Name and Title Age Years with JBGS(1) W. Matt Kelly Chief Executive Officer and Trustee 44 12 Robert Stewart Executive Vice Chairman and Trustee 55 29 David Paul President & Chief Operating Officer 54 9 Stephen Theriot Chief Financial Officer 57 4 James Iker Chief Investment Officer 44 14 Brian Coulter Co-Chief Development Officer 57 29 Kai Reynolds Co-Chief Development Officer 46 13 Patrick Tyrrell Chief Administrative Officer 56 14 Steven Museles Chief Legal Officer 54 <1 Angie Valdes Chief Accounting Officer 48 <1 As of 03/31/17. (1) Years with JBG or Vornado/Charles E. Smith. ONE OF THE MOST SEASONED TEAMS IN THE DC MARKET MULTI-GENERATIONAL TEAM WITH LONG HISTORY TOGETHER MEANINGFUL ALIGNMENT WITH SHAREHOLDER INTERESTS 100% OF SVPs AND ABOVE HAVE OWNERSHIP INTERESTS STRONG COLLABORATIVE CORPORATE CULTURE EXECUTIVE MANAGEMENT TEAM WILL HAVE SIGNIFICANT OWNERSHIP: ~5% OF JBGS PLATFORM: DISCIPLINED AND EXPERIENCED LEADERSHIP TEAM 13 The Bartlett Rooftop Arlington, VA

PLATFORM: THE MANAGEMENT TEAM

EXECUTIVE MANAGEMENT



- **Matt Kelly** – Chief Executive Officer
- **David Paul** – Chief Operating Officer
- **Steve Theriot** – Chief Financial Officer
- **Brian Coulter** – Co-Chief Development Officer
- **Kai Reynolds** – Co-Chief Development Officer



- **James Ikar** – Chief Investment Officer
- **Steven Museles** – Chief Legal Officer
- **Angie Valdes** – Chief Accounting Officer
- **Patrick Tyrrell** – Chief Administrative Officer
- **Rob Stewart** – Executive Vice Chairman

EXECUTIVE VICE PRESIDENTS



- **Moina Banerjee** – Finance and FP&A
- **Tiffany Butcher** – Asset Management
- **Ed Chaglassian** – Investments
- **Jim Creedon** – Commercial Leasing
- **Tony Greenberg** – Development
- **Laurie Kramer** – Leadership Development
- **Jay Klug** – Retail Leasing



- **David Ritchey** – Head of Commercial Leasing
- **Kristi Smith** – Development
- **Britt Snider** – Asset Management
- **Greg Trimmer** – Development
- **Andrew Vanhorn** – Development
- **George Xanders** – Portfolio Management

SENIOR VICE PRESIDENTS



- **Judy Carter** – Commercial Asset Management
- **Kathryn Clement** – 3rd Party Property Management
- **Carter Davis** – Retail Asset Management
- **Frank Draper** – Accounting
- **Eddie Dunlap** – Engineering
- **Kristen Edison** – Accounting
- **Bailey Edelson** – Development
- **Paul Elias** – Construction



- **Adi Englander** – Information Technology
- **Gordon Fraley** – Development
- **Scott Franklin** – Leasing
- **Matt Ginivan** – Development
- **Brian Gould** – Capital Markets
- **Mindy Harrison** – Residential Property Operations
- **Aaron Herman** – Legal
- **Vikki Kayne** – Marketing



- **Mike Kelley** – Construction
- **Roni Kelley** – Accounting
- **Shawn Kyle** – Wholly Owned Commercial
- **Jaime Marcus** – Investor Relations
- **Elizabeth Morrison** – Capital Markets
- **Stacia O'Connor** – Operations
- **Evan Regan-Levine** – Investments
- **Bob Schwenger** – Leasing



- **Michele Smith** – Human Resources
- **Gavin Stephenson** – Accounting
- **Michelle Tierce** – Commercial Asset Management
- **Donna Wagner** – Tax Director
- **Ernie Wittich** – Investments

14

PLATFORM: EXPERIENCED BOARD OF TRUSTEES WITH STRONG SHAREHOLDER ALIGNMENT

Name and Title	Age	Experience/Current Position
Steven Roth Chairman	75	Chairman of the Board of Trustees of Vornado and CEO of Vornado
Robert Stewart Executive Vice Chairman	54	Served as a Managing Partner at JBG
W. Matt Kelly CEO / Trustee	44	Served as a Managing Partner at JBG
Scott Estes Independent Trustee	47	Executive Vice President and Chief Financial Officer, Welltower Inc. (NYSE: HCN)
Alan Forman Independent Trustee	51	A Director of Investments at the Yale University Investments Office
Michael Glosserman Trustee	71	Served as a Managing Partner at JBG
Charles E. Haldeman, Jr. Independent Trustee	69	Former CEO Freddie Mac & Putnam Investments; Former Chairman of the Dartmouth College Board of Trustees; Chairman of S&P Global
Carol Melton Independent Trustee	63	Executive Vice President, Global Public Policy, Time Warner, Inc.
William Mulrow Independent Trustee	61	Senior Advisor, The Blackstone Group; previously Chief of Staff to New York Governor Andrew Cuomo
Mitchell Schear Trustee	58	Served as President of Vornado / Charles E. Smith
Ellen Shuman Independent Trustee	61	Former Chief Investment Officer, Carnegie Corporation of New York, Edgehill Partners

MAJORITY INDEPENDENT BOARD OF TRUSTEES WITH SIGNIFICANT SHAREHOLDER ALIGNMENT

~13% OWNERSHIP IN JBGS (MANAGEMENT TEAM + BOARD OF TRUSTEES)

NON-STAGGERED BOARD (AFTER 3 YEARS)

REIT INDUSTRY STANDARD CORPORATE GOVERNANCE PRACTICES

15

PORTFOLIO 800 North Glebe Road Arlington, VA CONCENTRATION OF HIGH-QUALITY ASSETS IN BEST URBAN SUBMARKETS

17 PORTFOLIO: SUMMARY The Foundry Building Washington, DC Portfolio Composition (by Rentable Square Footage) All figures shown at share as of 03/31/17. Operating Office Operating Multifamily 50 Assets 12.1M SF 14 Assets 4,232 Units Operating Other 4 Assets 348K SF Near-Term Development Pipeline Under Construction Properties Future Development Pipeline 8 Assets 675K SF / 985 Units 5 Assets 565K SF / 464 Units 44 Assets 18.3M SF Estimated Development Density OPERATING DEVELOPMENT + 18.3M SF Future Development Pipeline Operating Office 65% Operating Multifamily 20% Operating Other 2% Under Construction 8% Near - Term Development Pipeline 5%

PORTFOLIO: CONCENTRATION OF HIGH-QUALITY ASSETS IN THE BEST SUBMARKETS 18 JBG SMITH ASSETS RESTON OUTSIDE THE BELTWAY INSIDE THE BELTWAY BETHESDA RB CORRIDOR CRYSTAL/PENTAGON CITY DOWNTOWN DC NOTE: Rockville Pike Corridor, Rock Spring, and Woodbridge assets not shown. Planned Potomac Yard Metro Station shown in gray. 98% METRO-SERVED

North End Retail Washington, DC 19 PORTFOLIO: SUMMARY Geographic Composition (by Rentable Square Footage) All figures shown at share as of 03/31/17. + 18.3M SF Future Development Pipeline Crystal City 38% DC 27% Pentagon City 11% RB Corridor 8% Reston 8% Bethesda CBD 4% Other 4%

PORTFOLIO: OUR SUBMARKETS HAVE SIGNIFICANTLY OUTPERFORMED THE MARKET 1Q17 ASKING RENTS RELATIVE TO MARKET 10-YEAR ASKING RENT GROWTH 10-YEAR AVERAGE OCCUPANCY 10-YEAR NET ABSORPTION AS % OF STARTING INVENTORY 10-YEAR ASKING RENT GROWTH 1Q17 ASKING RENTS RELATIVE TO MARKET OFFICE MULTIFAMILY SOURCE: JLL Research. Data only reflects Class A multifamily inventory. Data as of 03/31/17. 20 23.4% 2.8% 7.1% 0% 5% 10% 15% 20% 25% JBG SMITH Submarkets (excluding Crystal City/Pentagon City) Crystal City/Pentagon City Non-JBG SMITH Submarkets 26.7% - 4.5% - 21.8% -30% -20% -10% 0% 10% 20% 30% JBG SMITH Submarkets (excluding Crystal City/Pentagon City) Crystal City/Pentagon City Non-JBG SMITH Submarkets 87.2% 82.9% 82.3% 70% 72% 74% 76% 78% 80% 82% 84% 86% 88% 90% JBG SMITH Submarkets (excluding Crystal City/Pentagon City) Crystal City/Pentagon City Non-JBG SMITH Submarkets 14.5% - 0.4% - 13.6% -20% -15% -10% -5% 0% 5% 10% 15% 20% JBG SMITH Submarkets (excluding Crystal City/Pentagon City) Crystal City/Pentagon City Non-JBG SMITH Submarkets 37.8% 33.9% 29.8% 0% 5% 10% 15% 20% 25% 30% 35% 40% JBG SMITH Submarkets (excluding Crystal City/Pentagon City) Crystal City/Pentagon City Non-JBG SMITH Submarkets 76.7% 24.2% 46.7% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% JBG SMITH Submarkets (excluding Crystal City/Pentagon City) Crystal City/Pentagon City Non-JBG SMITH Submarkets

PORTFOLIO: OFFICE PROPERTIES(1) 800 N. Glebe Road • RB Corridor, VA 1600 K Street • Washington, DC The Foundry • Washington, DC RTC-West • Reston Town Center, VA 1501 K Street • Washington, DC 1233 20th Street • Washington, DC 2345 Crystal Drive • Crystal City, VA 2101 L Street • Washington, DC The Warner • Washington, DC 241 18th Street • Crystal City, VA 201 12th Street • Crystal City, VA The Bowen • Washington, DC 1399 New York Avenue • Washington, DC 7200 Wisconsin Avenue • Bethesda, MD (1) Represents a sampling of JBG SMITH office properties. Courthouse Plaza• RB Corridor, VA 21

Operating Office Portfolio Composition 1Q17 Office NOI by Submarket All figures shown at share as of 03/31/17. Weighted by pro rata share of square footage. Figures include all office and retail leases, including retail space associated with multifamily asset and other assets, % calculated as annual roll divided by total rolling mtm-2025+. See page 68 for detailed calculation. Lease Expiration Schedule(1) Industry Diversification(1) PORTFOLIO: OPERATING OFFICE ASSETS 50 PRO RATA SQUARE FEET 12.1M PERCENT LEASED 87.0% ANNUALIZED RENT PSF $44.41 1Q17 ANNUALIZED NOI $269M WEIGHTED AVERAGE LEASE TERM 5.9 Years GSA – 5.6 Years Private Sector – 6.0 Years Potential Value Creation = ~$590M(2) 22 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% - 500 1,000 1,500 2,000 2,500 3,000 % Rolling SF (Thousands) Non-GSA GSA % Rolling Crystal City 50% DC 26% RB Corridor 11% Reston 8% Bethesda CBD 5% Other Private Sector 31% U.S. Government (GSA) 22% Government Contractors 18% Associations 10% Health and Educational Services 6% Other Government 3% Other 10%

PORTFOLIO: **MULTIFAMILY PROPERTIES**[1]


The Bartlett • Pentagon City, Virginia


Falkland Chase • Silver Spring, Maryland


Atlantic Plumbing • Washington, DC


The Terano • Rockville, Maryland


Galvan • Rockville, Maryland


220 20th Street • Crystal City, Virginia


RiverHouse Apartments • Pentagon City, Virginia


WestEnd25• Washington, DC

(1) Represents a sampling of JBG SMITH multifamily properties.

23

All figures shown at share as of 03/31/17. Excludes one recently delivered multifamily asset, The Bartlett, with 699 units at share. Resident data is based on tenant-reported information for leases signed in the last 12 months. Data reflects DC metro area portfolios based on public disclosure. Walk Score measures the walkability of any address to nearby amenities. See page 73 for detailed definitions. See page 68 for detailed calculation. Operating Multifamily Portfolio Composition 1Q17 Multifamily NOI by Submarket JBGS Resident Data Average Walk Score(3) – JBGS vs. Multifamily Peers PORTFOLIO: OPERATING MULTIFAMILY ASSETS 14 PRO RATA MF UNITS 4,232 PERCENT LEASED 96.3%(1) 1Q17 ANNUALIZED NOI $69M JBGS Average Annual Household Income (2) $152,078 JBGS Average Monthly Rent (2) $2,160 JBGS Rent as a % of Income 17% DC Metro Avg. Rent as a % of Income 21% 24 DC Multifamily Peer REIT Average: 64 50-69 Score: “Somewhat Walkable” 70-89 Score: “Very Walkable” Potential Value Creation = ~$293M(4) 84 82 72 63 62 55 52 JBGS EQR AVB WRE UDR MAA CPT Pentagon City 50% DC 28% Crystal City 12% Reston 1% Other 9%

West Half + 1221 Van Washington, DC GROWTH UNRIVALED GROWTH PROFILE

26 PORTFOLIO: SUMMARY The Foundry Building Washington, DC Portfolio Composition (by Rentable Square Footage) All figures shown at share as of 03/31/17. Operating Office Operating Multifamily 50 Assets 12.1M SF 14 Assets 4,232 Units Operating Other 4 Assets 348K SF Near-Term Development Pipeline Under Construction Properties Future Development Pipeline 8 Assets 675K SF / 985 Units 5 Assets 565K SF / 464 Units 44 Assets 18.3M SF Estimated Development Density OPERATING DEVELOPMENT + 18.3M SF Future Development Pipeline Operating Office 65% Operating Multifamily 20% Operating Other 2% Under Construction 8% Near - Term Development Pipeline 5%

GROWTH: UNDER CONSTRUCTION OFFICE/OTHER PROPERTIES(1) CEB Tower at Central Place Arlington, VA (RB Corridor) Estimated Completion: 2Q18 529,997 SF Office (67% Preleased) L’Enfant Plaza Office - Southeast Washington, DC (Southwest) Estimated Completion: 3Q19 214,257 SF Office (57% Preleased) RTC – West Retail Reston, VA (Reston) Estimated Completion: 2Q17 40,025 SF / Retail (55% Preleased) Under construction properties are renderings shown as of 03/31/17. 27

GROWTH: UNDER CONSTRUCTION MULTIFAMILY PROPERTIES[1]



Atlantic Plumbing C - North
Washington, DC (U Street/Shaw)
Estimated Completion: 4Q19
161 Units
Multifamily



West Half II
Washington, DC (Ballpark)
Estimated Completion: 1Q20
216 Units
Multifamily



1221 Van Street
Washington, DC (Ballpark)
Estimated Completion: 2Q18
291 Units
Multifamily



Atlantic Plumbing C - South
Washington, DC (U Street/Shaw)
Estimated Completion: 4Q19
95 Units
Multifamily



West Half III
Washington, DC (Ballpark)
Estimated Completion: 1Q20
249 Units
Multifamily

(1) Under construction properties are renderings shown as of 03/31/17.

28

GROWTH: UNDER CONSTRUCTION PROPERTIES

Composition

	OFFICE	MULTIFAMILY
ASSETS	3	5
PRO RATA COMMERCIAL SF	674,998	NA
PRELEASED %	64.3%	NA
PRO RATA MF UNITS	NA	985
ESTIMATED TOTAL INVESTMENT[1][2]	$423M	$444M
ESTIMATED INCREMENTAL INVESTMENT[2]	$208M	$310M
WEIGHTED AVERAGE PROJECTED NOI YIELD ON TOTAL INVESTMENT[2]	7.1%	
WEIGHTED AVERAGE PROJECTED NOI YIELD ON INCREMENTAL INVESTMENT[2]	11.8%	
ESTIMATED STABILIZED NOI	$61M	
WEIGHTED AVERAGE REMAINING CONSTRUCTION PERIOD (YEARS)	2.00 (1Q19)	
WEIGHTED AVERAGE STABILIZATION PERIOD FROM COMPLETION (YEARS)	1.25 (2Q20)	

Estimated Total Investment – Office/Other[3]


Reston
7%
DC
10%
RB Corridor
83%

Estimated Total Investment – Multifamily


DC
100%

Potential Value Creation = ~$420M ($281 PSF)[4]

All figures shown at share as of 03/31/17 with the exception of the pre-leased percentage.

(1) Guaranteed maximum price contracts in place for all under construction assets.

(2) "Historical Cost" means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado/Charles E. Smith) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of 03/31/17. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction. "Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of 03/31/17, including all remaining acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. "Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment remaining for such asset. Estimated Incremental Investment and Total Investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

(3) Includes standalone retail assets classified as "Other" Assets.

(4) See page 69 for detailed calculation.

29

GROWTH: NEAR-TERM DEVELOPMENT PROPERTIES(1) Near-term development properties are renderings. Tenant executed letter of intent to prelease on 03/23/17. Stonebridge at Potomac Town Center – Phase II Woodbridge, VA (Prince William County) 65,342 SF Retail (63% Preleased) 965 Florida Avenue Washington, DC (U Street/Shaw) 433 Units Multifamily 7900 Wisconsin Avenue Bethesda, MD (Bethesda CBD) 322 Units Multifamily 4747 Bethesda Avenue Bethesda, MD (Bethesda CBD) 287,183 SF Office 1900 N Street Washington, DC (CBD) 271,433 SF Office (29% Preleased(2)) 30

GROWTH: **NEAR-TERM DEVELOPMENT PIPELINE**

Composition

	OFFICE/OTHER[1]	MULTIFAMILY
ASSETS	3	2
PRO RATA COMMERCIAL SF	565,150	NA
PRO RATA MF UNITS	NA	464
ESTIMATED TOTAL INVESTMENT[2]	$368M	$206M
ESTIMATED INCREMENTAL INVESTMENT[2]	$275M	$198M
WEIGHTED AVERAGE PROJECTED NOI YIELD ON TOTAL INVESTMENT[2]	7.1%	
WEIGHTED AVERAGE PROJECTED NOI YIELD ON INCREMENTAL INVESTMENT[2]	8.6%	
ESTIMATED STABILIZED NOI	$41M	

Estimated Total Investment – Office/Other[1]


Other
1%
Bethesda CBD
42%
DC
57%

Estimated Total Investment - Multifamily


Bethesda CBD
47%
DC
53%

Potential Value Creation = ~$289M ($295 PSF)[3]

All figures shown at share as of 03/31/17

(1) Includes standalone retail assets classified as "Other" Assets.

(2) "Historical Cost" means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado/Charles E. Smith) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of 03/31/17. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction. "Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of 03/31/17, including all remaining acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. "Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment remaining for such asset. Estimated Incremental Investment and Total Investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

(3) See page 70 for detailed calculation.

31

GROWTH: FUTURE DEVELOPMENT PIPELINE Portfolio Composition OWNED OPTIONED TOTAL NUMBER OF ASSETS 38 6 44 PRO RATA ESTIMATED POTENTIAL DENSITY (SF) 16.0M 2.3M 18.3M HISTORICAL COST(1) $532M $19M $551M INCREMENTAL INVESTMENT TO ACQUIRE AND OTHER COSTS(2) $115M $112M $226M ESTIMATED TOTAL LAND INVESTMENT $647M $130M $777M ESTIMATED TOTAL LAND INVESTMENT PSF $40 PSF $56 PSF $42 PSF Historical Cost by Submarket All figures shown at share as of 03/31/17, SOURCE: JLL Research “Historical Cost” means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado/Charles E. Smith) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of 03/31/17. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction. Includes remaining acquisition costs, capitalized value of commercial square feet/multifamily units to be replaced, and capitalized value of ground rent payments for leasehold assets. See page 71 for additional detail. See page 71 for detailed calculation 32 JBG Land Investments $42/SF 15% ON METRO LAND VALUE CAGR Potential Value Creation Assuming $275 PSF of Development Profit = $5.0B(3) $70 $121 $98 $115 $143 $125 $174 $185 $40 $73 $45 $41 $54 $55 $61 $35 $0 $50 $100 $150 $200 2010 2011 2012 2013 2014 2015 2016 2017 SALE PRICE ($/SF) ON METRO VS. OFF METRO LAND VALUES On Metro Off Metro Pentagon City 30% Crystal City 30% DC 25% Reston 7% Other VA 4% Other MD 4%

THE PENTAGON REAGAN NATIONAL AIRPORT DOWNTOWN DC BLUE = JBGS CONTROL 33 GROWTH: CRYSTAL CITY

Crystal City’s commercial district is comparable in scale to some of the best urban neighborhoods in the country, each with a distinct retail heart These neighborhoods have more balanced residential to office ratios than Crystal City High occupancy and credit income in the office space deferred the need to change that balance in Crystal City JBGS has mixed-use placemaking skillset to execute on the Crystal City opportunity GROWTH: CRYSTAL CITY IS A UNIQUE, LARGE-SCALE OPPORTUNITY Williamsburg, Brooklyn NY Bethesda, Maryland Crystal City, Arlington Fenway, Boston 34

GROWTH: PLACEMAKING CRYSTAL CITY MULTIFAMILY OFFICE RETAIL THEATER ANCHOR GROCERY ANCHOR NEW METRO STATION PUBLIC PLAZA TODAY DIVERSITY OF OFFERINGS PUBLIC SPACE WITH HUMAN SCALE WALKABILITY WITH TRANSIT ACCESS PROGRAMMING AND ACTIVATION STRATEGIC ANCHORS AND AMENITIES Rendering 35

JBGS amenitized projects deliver: 9.6% rent growth Bethesda Row completed: 8.6% rent growth New amenities added: 12.0% rent growth GROWTH: PLACEMAKING CREATES ENORMOUS VALUE Natural amenity growth 14th Street in Logan Circle Bethesda Row completed in mid-2008 (Federal Realty Investment Trust ) SOURCE: JLL Research 36 $2.00 $2.40 $2.80 $3.20 $3.60 $4.00 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 LOGAN - SHAW EFFECTIVE RENT PER SF $1.50 $1.70 $1.90 $2.10 $2.30 $2.50 $2.70 $2.90 $3.10 $3.30 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 BETHESDA ROW EFFECTIVE RENT PER SF

GROWTH: PLACEMAKING CREATES ENORMOUS VALUE SOURCE: JLL Research + Amenities + Amenities + Amenities + Amenities 37 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 BETHESDA: SUBURBAN VS. DOWNTOWN (DIRECT VACANCY %) Suburban Bethesda Downtown Bethesda $25.00 $27.00 $29.00 $31.00 $33.00 $35.00 $37.00 $39.00 $41.00 $43.00 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 BETHESDA: SUBURBAN VS. DOWNTOWN (ASKING RENTS/SF) Suburban Bethesda Downtown Bethesda $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 RESTON: SUBURBAN RESTON VS. RESTON TOWN CENTER (ASKING RENTS/SF) Suburban Reston Reston Town Center 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 RESTON: SUBURBAN RESTON VS. RESTON TOWN CENTER (DIRECT VACANCY %) Suburban Reston Reston Town Center

GROWTH: TRANSFORMATIVE REPOSITIONING OF CRYSTAL CITY(1) 38 PHASE I ~$350M 1770 CRYSTAL 1800 S. BELL 2121 RETAIL SQUARE BLOCK RETAIL +650 New MF Units +120K SF New Retail PHASE II PHASE III PHASE IV CRYSTAL CITY TODAY $ TBD 1900 CRYSTAL +1000 New MF Units +50K SF New Retail $ TBD 223 23rd STREET +1000 New MF Units +40K SF New Retail $ TBD AIRPORT INFILL +1300 New MF Units +20K SF New Retail 2001 JEFFERSON DAVIS WEST 2001 JEFFERSON DAVIS EAST GATEWAY NORTH RESI 12 10 8 4 2 0 6 MILLIONS OF SQUARE FEET INCREMENTAL INVESTMENT NEW MULTIFAMILY UNITS NEW RETAIL SQUARE FEET Incremental investment and square footage/units are estimates and subject to change. 0 2 4 6 8 10 12 MILLIONS OF SQUARE FEET Office (RSF) Multifamily (RSF) Retail (RSF) Hotel (RSF) Out Of Service (RSF)

This is a hypothetical presentation of Potential Near-Term NOI and is dependent on numerous assumptions, which may not be accurate. Actual future NOI may differ materially from this hypothetical Potential Future NOI. Please see the forward looking statements disclaimer and definitions at the beginning of this presentation for a discussion of the risks that could cause actual results to differ manually from any project or potential results 6-Year timeframe intended to reflect the completion and stabilization of the Under Construction and Near-Term Development Pipeline. CAGR does not include Potential NOI from Future Development Pipeline. GROWTH: 6-YEAR POTENTIAL NOI BRIDGE(1) WHAT IS INCLUDED Signed but not commenced leases Lease-up of recently delivered multifamily assets to 95% occupancy Lease-up of office portfolio to 91.5% occupancy at current market rents 2.25% average contractual rent growth on non-GSA office leases with term beyond 2022 -5.0% mark-to-market on office rents as leases roll 2.0% annual office market rent growth 2.75% annual multifamily market rent growth Stabilization of 8 assets under construction Stabilization of 5 assets in near-term development +/- 6% NOI CAGR (2) +/- $1.0B INCREMENTAL INVESTMENT 39 Operating Portfolio Third Party Business NOI OF: POTENTIAL NOI WITH NEAR-TERM GROWTH 18.3M SF DOES NOT INCLUDE NOI FROM BUILD-OUT OF + FUTURE DEVELOPMENT PIPELINE $50 M $61 M $41 M $380 M $532 M NOI of In-Place Operating Portfolio & Management Platform NOI with Near-Term Growth Potential 10.3% Yield on Incremental Investment Incremental NOI from Assets Under Construction Potential Near - Term NOI Incremental NOI from Stabilizing Operating Portfolio Incremental NOI from Near - Term Development Assets $152 M

40 GROWTH: COMPONENTS OF VALUE Under Construction Third Party Business Future Development Operating Portfolio Near-Term Development Operating Portfolio Third Party Business NAV/COST OF: POTENTIAL NAV WITH NEAR-TERM VALUE CREATION AT HISTORICAL COST + = + + $5.0B OF POTENTIAL FUTURE VALUE CREATION FROM BUILD-OUT OF FUTURE DEVELOPMENT PIPELINE + $36.61/share + HISTORICAL COST OF: Under Construction Near-Term Development Future Development This is a hypothetical presentation of Potential Future NAV and is dependent on numerous assumptions, which may not be accurate. Actual future NAV may differ materially from this hypothetical Potential Future Value Creation. Please see the forward looking statements disclaimer and definitions at the beginning of this presentation for a discussion of the risks that could cause actual results to differ materially from any project or potential results All figures shown at share as of 03/31/17. Value creation is undiscounted. Net Asset Value of In-Place Portfolio, Platform, & Historical Cost of Pipeline Net Asset Value with Potential Near-Term Value Creation Potential Value Creation from Assets Under Construction Potential Near - Term Value Creation ~$36.61/share Potential Value Creation from Stabilizing Operating Portfolio Potential Value Creation from Near - Term Development Assets Potential Future Value Creation ~ $11.56/share 10.3% Yield on Incremental Investment $41.34/share $6.41/share $3.05/share $2.10/share $52.90/share

BALANCE SHEET SIGNIFICANT LIQUIDITY AND FINANCIAL STRENGTH TO SUPPORT GROWTH Rendering of CEB Tower at Central Place Arlington, VA

BALANCE SHEET: STRONG BALANCE SHEET TO FUND FUTURE GROWTH

Financing Strategy

- **Primarily utilize non-recourse, asset-level financing**
- **Prudent Leverage Ratios**
  - 6.4x Net Debt / Adjusted EBITDA[1]
- **Large Unencumbered Asset Base**
  - 28 operating properties with $119M of Cash NOI[1]
  - Land and development assets with a historical cost of $438M
- **Significant Liquidity**
  - $528M of cash
  - $1.0B unsecured revolving credit facility[3]
    - Interest rate: L + 125 bps
    - Term: 4 years + two 6-month extensions
    - Covenants are consistent with best-in-class REITs
  - $400M term loans
    - $200M: 5.5-year term with 2-year delayed draw capability at interest rate of L + 120 bps
    - $200M: 7-year term with 1-year delayed draw capability at interest rate of L + 155 bps
- **Select joint ventures**
- **Strategic capital recycling**
- **Selectively issue equity on a value accretive basis**

27% Net Debt to Asset Value/Historical Cost[2]


Net Debt
27%
Equity
73%

~$2.2B of Liquidity[4]


Cash
$528
Revolver Availability [3]
$883
Term Loan Availability [3]
$350
In-Place Construction Loan Availability
$423

(1) Annualized Adjusted EBITDA for the three months ended 03/31/17. Net debt does not include a short term $44M note receivable related to JBG's contribution of a note in lieu of 7770 Norfolk, a previously included Asset, which is under contract to sell to JBG's joint venture partner and expected to close shortly following the JBG SMITH combination. Upon closing of the sale, JBG will repay the note to JBG SMITH. Including the $44M as an adjustment to Net Debt, Net Debt/EBITDA would be 6.2x.
(2) Asset Value / Historical Cost is a non-GAAP financial measure that represents management's estimate of the total value of the Operating Office, Multifamily, and Other assets and the Historical Cost of the Under Construction Properties, Near Term Development Pipeline and Future Development Pipeline assets.
(3) Uses of liquidity at transaction closing include repayment of payable to Vornado/Charles E. Smith associated with maturity of the mortgage at the Bowen Building.
(4) Credit facility expected to close into escrow in mid-June and will become effective at the closing of the spin-off. Excludes the impact of the $600M accordion feature in our credit facility.

42

BALANCE SHEET: WELL LADDERED DEBT MATURITY PROFILE(1) ($ in millions) Debt balances shown at pro rata share as of 03/31/17. For floating rate loans, LIBOR is assumed to be 0.98%. Weighted average maturity as of 03/31/17. Includes $280 million of floating rate debt that has been swapped to fixed with a 4.31% weighted average interest rate. Excludes $490 million of floating rate debt with interest caps with a weighted average strike of 3.49% and average spread of 2.43% and $864 million of unhedged floating rate debt with an average spread of 1.63% 43 Secured Debt Statistics Weighted Average Interest Rate(2): 3.79% Weighted Average Maturity(3): 4.4 Years % Fixed(4): 47% $394 M $202 M $100 M $355 M $142 M $401 M $117 M $50 M $150 M $200 M $145 M $90 M $137 M $53 M $141 M $539 M $372 M $291 M $354 M $332 M $555 M $342 M $453 M 2017 2018 2019 2020 2021 2022 2023 2024 2025 + Secured Debt (Pro Rata Share) Credit Facility Drawn Drawn Term Loans Term Loan Availability In-Place Construction Loan Availability

BALANCE SHEET: **CAPACITY FOR GROWTH**



Operating Net Debt to Adjusted EBITDA[1]
6.4x
+ Non-Stabilized Assets[2]
6.0x
Operating
Net Debt / Adjusted EBITDA [3]
Potential Peak Net Debt / Adjusted EBITDA Range of 7.5x – 8.5x [6]
6.0x - 7.0x
Current Net Debt / Adjusted EBITDA [3]
Effect of Construction & Near-Term Development Costs [4]
Effect of Incremental NOI from Construction, Near-Term Development & Growth [5]
Steady-State [7]

- Cyclical periods of peak development activity may result in temporarily higher leverage
- Approximately $1.0B of remaining construction, near-term development costs, and lease-up costs can be fully funded through cash on hand, in place secured construction loans, and in place bank facilities; however we intend to:
  - Evaluate commencement of construction relative to market dynamics and cost of capital
  - Generally seek to use conservative secured construction financing at attractive pricing
  - Selectively pursue joint ventures
  - Opportunistically consider capital recycling opportunities
- Target steady-state Operating Net Debt to Adjusted EBITDA in 6.0-7.0x range to maintain capacity to take advantage of opportunistic acquisitions and future development opportunities

(1) Based on a hypothetical funding of incremental investment with 100% debt. Actual sources of funding may vary.
(2) Effect of construction loans associated with assets under construction.
(3) Annualized Adjusted EBITDA for the three months ended 03/31/17.
(4) Effect of $1.0B of Estimated Incremental Investment associated with the operating portfolio, assets under construction, and the near-term development pipeline.
(5) Effect of Estimated Stabilized NOI from assets under construction and the near-term development pipeline, as well as estimated growth from operating assets as of 03/31/17.
(6) Estimated peak Net Debt/Adjusted EBITDA range according to management's current business plan estimates.
(7) Hypothetical ratio assuming a static portfolio, the completion of assets under construction and the near-term development pipeline without new construction and without the incurrence of additional debt in excess of our Estimated Incremental Investment and the achievement of the Estimated Stabilized NOI for each development asset as well as management's estimated growth from our operating assets.

44

BALANCE SHEET: **RUN RATE G&A ANALYSIS**

	Initial G&A[4]	Explanation of Adjustments	Run-Rate G&A
1Q Annualized G&A Expense	157		157
Transaction Related Items[1]	(39)	Elimination of non-cash compensation expense related to the amortization of value of certain units issued to acquire JBG Operating Partners LP and the Initial Formation Awards.	(39)
1Q Normalized G&A Expense	**118**		**118**
Incremental Non-Cash Compensation[2]	8	Estimated annual non-cash compensation expense of the new JBGS equity compensation plan – will stabilize in Q4 2019.	21
Estimated Net Synergies	(20)	Elimination of allocated Vornado corporate G&A expenses – achieved at closing. Also includes other synergies, net of public company costs – scheduled to be completed by 4Q 2018.	(35)
Total Estimated G&A Expense	**105**		**104**
Third Party Services Business Allocated G&A (42.0%)			**44**
REIT Allocated G&A (58.0%)			**60**
REIT G&A Expense as % of Asset Value / Historical Cost[3]			**0.77%**

(1) Non cash compensation expense related to the amortization of the fair value of the portion of common limited partnership units transferred to the partners of JBG Operating Partners in connection with their contribution of the JBG management company, which vest, subject to continued employment, over five years and non cash compensation expense related to the amortization of the fair value of the Initial Formation Awards which vest, subject to continued employment, over five years.
(2) Estimated incremental non cash compensation expense related to annual equity incentive grants under the 2017 Omnibus Share Plan net of non cash compensation included in 1Q Annualized G&A Expense related to Vornado employees that will remain JBG Smith employees.
(3) "Asset Value / Historical Cost" represents management's estimate of the total value of the Operating Office, Multifamily, and Other assets and the Historical Cost of the Under Construction Properties, Near Term Development Pipeline and Future Development Pipeline assets.
(4) Estimated general and administrative expense including the annualized first year expense of the anticipated equity incentive grants under the 2017 Omnibus Share Plan net of non-cash compensation included in 1Q Annualized G&A Expense less annualized synergies expected to be realized as of the combination.

45

MARKET View from the Bowen Building Washington, DC THE DC MARKET HAS BOTTOMED AND IS POISED FOR GROWTH

DC MARKET: STRONG FOUNDATION FOR GROWTH(1) SOURCE: JLL Research (1) “Gateway Market” refers to Boston, New York, San Francisco, Los Angeles but excludes DC. HIGHEST HOUSEHOLD INCOMES STRONGEST POPULATION GROWTH BEST-EDUCATED WORKFORCE LARGEST PERCENTAGE OF MILLENNIALS 47 $54,149 $73,464 $93,489 United States Gateway Market Average DC Metro Area MEDIAN HOUSEHOLD INCOME (2016) 4.5% 4.8% 7.6% Gateway Market Average United States DC Metro Area POPULATION GROWTH (2010 - 2016) 30.4% 41.4% 49.9% United States Gateway Market Average DC Metro Area % 25+ WITH BACHELOR'S DEGREE OF HIGHER (2016) 13.6% 14.7% 15.1% United States Gateway Market Average DC Metro Area % 25 - 34 Year Old Millennials (2016)

DC MARKET: STRONG FOUNDATION FOR GROWTH SOURCE: BLS, JLL Research Q1 2017 job growth and absorption shown year-over-year as of 03/31/17. 48 (1) MARKET HEADWINDS Federal Budget Uncertainty Federal Sequester Tenant Rightsizing MARKET RECOVERY -6 -4 -2 0 2 4 6 8 -60 -40 -20 0 20 40 60 80 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 OFFICE NET ABSORPTION (MILLIONS OF SF) JOBS ADDED/LOST (THOUSANDS) Employment Growth Office Net Absorption

DC MARKET: DC IS LESS VOLATILE OVER TIME RELATIVE TO OTHER GATEWAY MARKETS SOURCE: JLL Research, BLS MARKET HEADWINDS 49 -5.0% -4.0% -3.0% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 % EMPLOYMENT CHANGE RAPID RECOVERY AFTER HEADWINDS SUBSIDE DC Metro United States (except Gateways and DC Metro) Gateway Market Average - 3.6% - 0.3% - 3.2% - 7.6% - 3.6% - 5.9% -9.0% -8.0% -7.0% -6.0% -5.0% -4.0% -3.0% -2.0% -1.0% 0.0% 1990 Recession Tech Crash Great Recession % EMPLOYMENT CHANGE DC MARKET IS MORE INSULATED FROM RECESSIONS DC Metro Area Gateway Market Average (not including DC Metro Area)

OFFICE MARKET: METRO-PROXIMATE, AMENITY-SERVED BUILDINGS PERFORM SIGNIFICANTLY BETTER SOURCE: JLL Research 50 6 5 - 5 11 12 1 -6 -4 -2 0 2 4 6 8 10 12 14 2001-2005 2006-2010 2011-Q1 2017 MILLIONS OF SQUARE FEET OFFICE NET ABSORPTION OFF METRO VS. ON METRO (0.5 MILE RADIUS) Off Metro On Metro $25.09 $27.73 $27.56 $30.86 $40.34 $45.24 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 2001-2005 2006-2010 2011-Q1 2017 ASKING RENT PER SQUARE FOOT OFFICE ASKING RENT OFF METRO VS. ON METRO (0.5 MILE RADIUS) Off Metro On Metro

OFFICE MARKET: ALIGNMENT OF CONGRESS + PRESIDENCY = NET ABSORPTION SOURCE: JLL Research 6 YEARS 10 YEARS The Warner Washington, DC 2000-2016 51 (6) 35 -10 -5 0 5 10 15 20 25 30 35 40 MILLIONS OF SQUARE FEET NET ABSORPTION IN DC METRO AREA DURING PERIODS OF POLITICAL ALIGNMENT AND DIVISION Divided Aligned

STIMULUS YEARS OFFICE MARKET: DC REGION FEDERAL CONTRACT SPENDING IS REBOUNDING SOURCE: JLL Research, fedspending.org Lockheed Martin Fighter Demonstration Center 2121 Crystal Drive Arlington, VA SEQUESTER IMPLEMENTED 52 FEDERAL GOVERNMENT PROCUREMENT CONTRACTS TO DC METRO AREA 60 62 64 66 68 70 72 74 76 78 80 82 2008 2009 2010 2011 2012 2013 2014 2015 2016 BILLIONS $

OFFICE MARKET: VACANCY + GROWTH POTENTIAL DC CLASS B VACANCIES ARE TRENDING DOWNWARD SPREAD BETWEEN TROPHY, CLASS A, AND CLASS B RENTS HAS WIDENED AS DC CLASS B RENTS RISE, ARLINGTON CLASS B IS POISED FOR GROWTH SOURCE: JLL Research $38/FS $50/FS 53 $25 $30 $35 $40 $45 $50 $55 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 DC CLASS B ARLINGTON CLASS B 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 TROPHY CLASS A (NON-TROPHY) CLASS B $25 $35 $45 $55 $65 $75 $85 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 TROPHY CLASS A (NON-TROPHY) CLASS B

OFFICE MARKET: EVEN WITH NEW STARTS,PIPELINE IS BELOW HISTORICAL LEVELS SOURCE: JLL Research 1700 M Street Washington, DC Rendering 54 - 1 2 3 4 5 6 7 8 9 10 2001-2005 2006-2010 2011-2015 2016-2020E MILLIONS OF SF AVERAGE OFFICE DELIVERIES PER YEAR

MULTIFAMILY MARKET: POPULATION HAS CONSISTENTLY GROWN: PARTICULARLY IN URBAN AREAS SOURCE: US Census Bureau DC METRO AREA DISTRICT OF COLUMBIA 0.6% CAGR DISTRICT OF COLUMBIA 0.5% 2006-2009 CAGR CAGR 2.0% 2010-2016 CAGR PRE-RECESSION POST-RECESSION 55 582 588 588 592 605 620 635 649 659 670 681 520 540 560 580 600 620 640 660 680 700 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 THOUSANDS OF PEOPLE 5.29 5.31 5.36 5.48 5.67 5.78 5.87 5.96 6.02 6.08 6.13 4.8 5.0 5.2 5.4 5.6 5.8 6.0 6.2 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 MILLIONS OF PEOPLE

MULTIFAMILY MARKET: RENT GROWTH AND RECORD ABSORPTION, DESPITE SUPPLY GROWTH SOURCE: JLL Research, CoStar WestEnd 25 Washington, DC 3.5% CAGR 2004-2017 56 $1.50 $1.60 $1.70 $1.80 $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 $2.50 0 2,000 4,000 6,000 8,000 10,000 12,000 PSF ASKING RENTS UNITS DELIVERED/ABSORBED METRO DC MULTIFAMILY RENTAL DELIVERIES, ABSORPTION AND RENT GROWTH, 2004 - YTD 2017 Units delivered Units absorbed Average A asking rent p.s.f.

MULTIFAMILY MARKET: METRO-PROXIMATE, AMENITY-SERVED BUILDINGS DRIVING ABSORPTION SOURCE: JLL Research, CoStar; 0.5 Miles of Metro considered “On Metro” 55.8% ON METRO INVENTORY 48.3% ON METRO INVENTORY 43.3% ON METRO INVENTORY 57 6,005 7,224 11,347 7,383 11,684 25,524 0 5,000 10,000 15,000 20,000 25,000 30,000 2000-2005 2006-2010 2011-2017 YTD UNITS ABSORBED DC METRO AREA MULTIFAMILY ABSORPTION - METRO VS. NON - METRO LOCATIONS Off Metro On Metro $1.32 $1.53 $1.84 $1.76 $2.02 $2.44 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 2000-2005 2006-2010 2011-Q1 2017 ASKING RENTS $/SF DC METRO AREA MULTIFAMILY CLASS A ASKING RENTS - OFF METRO VS. ON METRO Off Metro On Metro

MULTIFAMILY MARKET: SHRINKING PIPELINE WILL LIKELY DRIVE RENT GROWTH SOURCE: JLL Research, US Census Bureau, NOTE: Single-family pipeline is estimated for 2017-2019 based on average of 2014-2016 Census permits, condo and multifamily based on actuals (under construction) Estimated 58 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 0 5,000 10,000 15,000 20,000 25,000 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 UC 2019 UC MULTIFAMILY RENT GROWTH (%) HOUSING UNITS DELIVERED HOUSING UNIT DELIVERIES IN DC METRO AREA, 2004 - 2019 Mulitfamily units delivered Condo units delivered Single family units delivered Avg. housing units delivered (2004-2017) MF Rent Growth

MULTIFAMILY MARKET: DC IS THE MOST AFFORDABLE OF ANY GATEWAY MARKET SOURCE: JLL Research, CoStar, ESRI RiverHouse Apartments Arlington, VA The Gale Eckington Washington, DC 59 21% 30% 37% 37% 43% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% DC Metro Area Boston Los Angeles San Francisco New York Average Annual Effective Rent as a Percentage of Average Household Income

INVESTMENT RATIONALE – JBGS IS THE BEST WAY TO INVEST IN DC JBGS IS A PROVEN VALUE CREATOR WITH A DIFFERENTIATED STRATEGY CONCENTRATION OF HIGH-QUALITY ASSETS IN BEST URBAN SUBMARKETS PLATFORM GROWTH BALANCE SHEET SIGNIFICANT LIQUIDITY AND FINANCIAL STRENGTH TO SUPPORT GROWTH UNRIVALED GROWTH PROFILE PORTFOLIO THE DC MARKET HAS BOTTOMED AND IS POISED FOR GROWTH MARKET 60 Aerial View of Washington, DC

7200 Wisconsin Bethesda, MD APPENDIX

SUSTAINABILITY MISSION STATEMENT AND STRATEGIC GOALS THE JBG SMITH SUSTAINABILITY PROGRAM’S MISSION IS TO RAISE THE BAR FOR EXCELLENCE IN ENVIRONMENTAL SUSTAINABILITY AND OCCUPANT WELLNESS. WE ARE COMMITTED TO INTEGRATING SUSTAINABILITY GOALS INTO CORPORATE POLICIES AND ASSET BUSINESS PLANS BY PRIORITIZING: The opportunities and risks associated with the environmental and social impacts of our business activities on the communities where we operate. Implementation of best in class sustainable operating and development practices verified by market recognized industry certifications. Collaboration with industry associations, peers, and local jurisdictions to educate the market, driving increased value and long-term sustainability. Transparency in sustainable investment, development, and operations and in our performance data in key areas of core interest to stakeholders. JBG SMITH WILL PARTNER WITH OUTSIDE ORGANIZATIONS THAT CONTRIBUTE TO ADVANCING OUR SUSTAINABILITY MISSION: 62

JBG SMITH PROGRAMS AND INITIATIVES INCLUDE: JBG SMITH MANAGEMENT TEAM EXPERIENCE INCLUDES: JBG SMITH PORTFOLIO INCLUDES (AT SHARE): SUSTAINABILITY ACHIEVEMENTS AND INITIATIVES Sustainable operations of 8.8M SF certified under LEED EB: O&M 8.6M SF of LEED Certified Assets 7.9M SF of ENERGY STAR Certified Assets State of the art energy management center, monitoring building equipment operations round the clock Comprehensive waste management program to engage occupants and provide accurate diversion metrics Strategic capital investment focused on efficiency improvements with proven-attractive paybacks Controlled utility management data using software, fixed price supply, and demand limiting strategies 49 employees with professional certifications for sustainability, wellness and energy management Tenant engagement programs providing tools and resources for sustainable business operations 63 Development of 8M SF of LEED certified space

DEVELOPMENT ADJUSTED NET DEBT TO ADJUSTED EBITDA Annualized Adjusted EBITDA for the three months ended 03/31/17. Net debt does not include a short term $44M note receivable related to JBG’s contribution of a note in lieu of 7770 Norfolk, a previously Included Asset, which is under contract to sell to JBG’s joint venture partner and expected to close shortly following the JBG SMITH combination. Upon closing of the sale, JBG will repay the note to JBG SMITH. Including the $44M as an adjustment to Net Debt, Operating Net Debt/Adjusted EBITDA would be 6.2x. 64 Development Adjusted Net Debt to Adjusted EBITDA (1) $ in millions Estimated At Close Secured Debt on Stabilized Assets (at 3/31/2017) $2,101 Secured Debt on The Bartlett (estimated at close) 215 Credit Facility (estimated at close) 117 Term Loans (estimated at close) 50 Total Operating/Corporate Debt $2,483 Less: Cash (estimated at close) ($528) Operating Net Debt $1,955 Plus: Secured Debt on Assets Under Construction (balance at 3/31/2017) CEB Tower at Central Place $100 RTC - West Retail -- L'Enfant Plaza Office - Southeast -- 1221 Van Street 24 Atlantic Plumbing C – North -- Atlantic Plumbing C – South -- West Half III -- West Half II -- Total Net Debt $2,079 Adjusted EBITDA (1) $327 Operating Net Debt / Adjusted EBITDA 6.0x Total Net Debt / Adjusted EBITDA 6.4x

COMPONENTS OF VALUE[1]

$ in millions, at JBG SMITH Share		Asset Value / Historical Cost[4]	Metric	Potential Near Term Value Creation	Potential Future Value Creation
Operating Portfolio	Office	$4,882	$404 / SF		
	Multifamily	1,636	$387K / Unit		
	Other	84	$241 / SF		
	Operating Real Estate	**$6,602**	**5.4% Cap Rate**	**$884**	--
Under Construction	**Assets Under Construction Historical Cost[2]**	**$349**	**$234 / SF**	**420**	--
Near-Term Development	**Near-Term Development Pipeline Historical Cost[2]**	**$101**	**$103 / SF**	**289**	--
Future Development	**Future Development Pipeline Historical Cost[2]**	**$551**	**$30 / SF**	--	**5,045**
Platform	**Third-Party Asset Management and Real Estate Services**	**$200**	**8.0x EBITDA**	--	--
Total Asset Value / Historical Cost[4]		**$7,802**			
Total Debt		**($2,607)**			
Cash and Cash Equivalents		**528**			
Net Debt		($2,079)			
Net Other Tangible Assets / (Liabilities)		**($27)**			
Net Adjustments		**($2,106)**			
Net Asset Value / Historical Cost[4]		**$5,696**		**$1,593**	**$5,045**
Estimated Fully Diluted Share Count[3]		**137.8**		**137.8**	**137.8**
Net Asset Value / Historical Cost per Share[4]		**$41.34**		**$11.56**	**$36.61**

(1) See page ii for definitions.
(2) "Historical Cost" means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of March 31, 2017. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction.
(3) Share count estimated as the fully diluted shares and units outstanding at VNO divided by two to be distributed to existing VNO shareholders, divided by the percentage of combined JBG SMITH equity value contributed by VNO.
(4) "Asset Value / Historical Cost" represents management's estimate of the total value of the Operating Office, Multifamily, and Other assets and the Historical Cost of the Under Construction Properties, Near Term Development Pipeline and Future Development Pipeline assets. "Net Asset Value / Historical Cost" ("NAV / Cost") means the applicable Asset Value / Historical Cost plus our pro rata share of tangible assets and cash and cash equivalents minus our pro rata share of total debt and total tangible liabilities.

65

BALANCE SHEET[1]

$ in thousands, at JBG SMITH Share

	As of 3/31/2017	Estimated Adjustments	Adjusted As of 3/31/2017
Other Tangible Assets:[2]			
Restricted Cash	$24,357	--	$24,357
Tenant and Other Receivables, Net of Allowance for Doubtful Accounts	42,129	--	42,129
Other Assets, Including Prepaid Expenses	66,684	--	66,684
Total Other Tangible Assets	**$133,170**	**--**	**$133,170**
Other Tangible Liabilities:[2]			
Accounts Payable and Accrued Expenses	($103,662)	--	($103,662)
Other Liabilities	(56,355)	--	(56,355)
Total Other Tangible Liabilities	**($160,017)**	**--**	**($160,017)**
Net Other Tangible Assets / (Liabilities)	**($26,847)**	**--**	**($26,847)**
Debt:			
Mortgage Debt (Pro Rata Share)	($2,224,577)	--	($2,224,577)
Repayment of Payable to VNO	(117,269)	117,269	--
Repayment of 1730 M & 1150 17th Financing	(43,529)	43,529	--
New Secured Financing on the The Bartlett at Close	--	(215,398)	(215,398)
Estimated Term Loan Draw at Close[3]	--	(50,000)	(50,000)
Estimated Revolver Draw at Close[3]	--	(117,269)	(117,269)
Total Debt	**($2,385,375)**	**($221,869)**	**($2,607,244)**
Cash and Cash Equivalents:			
Cash and Cash Equivalents[4]		$595,337	$595,337
Transaction Costs to be Paid at Closing[5]		($67,419)	($67,419)
Total Cash and Cash Equivalents		**$527,918**	**$527,918**
Net Debt			**($2,079,326)**

(1) See page II for definitions.
(2) Other tangible assets excludes cash and cash equivalents. Other tangible liabilities excludes debt.
(3) Reflects Management's estimate of funding on the anticipated term loans and revolving credit facility at transaction close.
(4) Reflects (i) the cash contribution of $275,000 and $108,816 by Vornado and JBG, respectively, where Vornado's cash contribution is intended to include $75,894 related to the pay down of its payable to JBG SMITH, (ii) net proceeds of estimated term loan and revolver draws, new secured financing at The Bartlett, repayment of the payable to Vornado, repayment of financing on 1730 M & 1150 17th, and (iii) $10,754 of costs related to the planned execution of a $1.0 billion revolving credit agreement and $400,000 in term loans on the date of the closing of the transaction.
(5) Adjustment of $67,419 related to our agreement to reimburse Vornado and JBG for the costs incurred by Vornado and JBG in connection with the transaction, including severance, the preparation and negotiation of the MTA and related agreements, SEC filings, organizational documents and professional fees.

66

SHARE COUNT SUMMARY(1) (1) See page II for definitions. 67 JBG SMITH Fully Diluted Shares Calculation: VNO Fully Diluted Shares Outstanding 201,131 Special Dividend of JBG SMITH Shares (2:1) to VNO Investors 100,565 Equity Contribution of VNO Assets 73.0% JBG SMITH Fully Diluted Shares Outstanding 137,796

OPERATING ASSETS[1]

$ in thousands, at JBG SMITH Share

	% Occupied	1Q17 NOI	Annualized NOI	Plus: Signed Leases Not Commenced	Plus: Lease Up of Recently Delivered Assets[2]	Pro Forma Annualized Adjusted NOI	Market Cap Rate[7]	Market Value
Office:								
DC	90.7%	$17,757	$71,028	$2,765	--	$73,793	5.00%	$1,475,860
VA	83.5%	46,228	184,912	4,791	--	189,703	6.00%	3,161,717
MD	88.2%	3,163	12,652	2,023	--	14,675	6.00%	244,583
Subtotal / Wtd Avg Office	**85.4%**	**$67,148**	**$268,592**	**$9,579**	**--**	**$278,171**	**5.70%**	**$4,882,160**
Multifamily:								
DC	93.7%	$4,795	$19,180	--	--	$19,180	4.25%	$451,294
VA	92.2%	10,814	43,256	--	3,720	46,976	4.50%	1,043,901
MD	90.7%	1,580	6,320	16	--	6,336	4.50%	140,800
Subtotal / Wtd Avg Multifamily	**92.4%**	**$17,189**	**$68,756**	**$16**	**$3,720**	**$72,492**	**4.43%**	**$1,635,995**
Other:								
Subtotal / Wtd Avg Other	**99.0%**	**$1,154**	**$4,616**	**$8**	**--**	**$4,624**	**5.50%**	**$84,073**
Grand Total / Wtd Avg		**$85,491**	**$341,964**	**$9,603**	**$3,720**	**$355,287**	**5.38%**	**$6,602,228**

Potential Value Creation:	Office	Pro Forma NOI Multifamily	Total
Lease Up of Assets[3]	21,000	--	21,000
Contractual Rent Growth[4]	23,000	--	23,000
Market Rent Growth[5][6]	(7,000)	13,000	6,000
Estimated Total Adjustments	**$37,000**	**$13,000**	**$50,000**
Market Cap Rate[7]	5.70%	4.43%	5.30%
Estimated Stabilized Value	649,384	293,385	942,770
Incremental Lease Up Investment[3]	(58,928)	--	(58,928)
Potential Value Creation	**$590,456**	**$293,385**	**$883,841**
Potential Value Creation per Share			**$6.41**

(1) See page II for definitions.

(2) Incremental Multifamily revenue of recently delivered multifamily assets assuming Management's estimate of average monthly rent per unoccupied unit as of 03/31/17 and calculated as the product of incremental units available for occupancy up to 95.0% occupancy and weighted average monthly market rent per unit, multiplied by 12. Excludes potential revenue from the lease up of retail space in these multifamily assets.

(3) Incremental Office revenue through estimated increase in the Office portfolio occupancy to 91.5%, net of signed not commenced leases calculated as (i) the sum of 1Q 2017 annualized property rental revenue, tenant expense reimbursements, and free rent (ii) multiplied by 95.0% to reflect a 5.0% mark-to-market adjustment (iii) divided by current occupancy (85.4%), (iv) multiplied by 91.5% occupancy, (v) less the amount calculated in (i) and less incremental revenue from signed not commenced leases. Management's estimate of costs associated with lease-up is $80 per square foot.

(4) 6-year cumulative contractual rent increases at an average of 2.25% per annum on non-GSA leases with term beyond 2022 with total in-place rent of $163,218 as of 03/31/17.

(5) Estimated office NOI growth over 6 years based on annual market rent growth of 2.0%, net of an estimated mark-to-market of negative 5.0% and annual expense growth of 2.75%. Based on office expirations as a % of total office revenue from 2017-2022 of 5.9%, 8.8%, 13.1%, 14.3%, 10.6%, and 12.9%.

(6) Estimated multifamily NOI growth over 6 years based on (i) annual market rent growth of 2.75% on annualized revenue of $107,320 as of 03/31/17 plus revenue from lease-up of recently delivered multifamily assets of $3,720, less (ii) 2.75% annual growth on annualized expenses of $39,564 as of 03/31/17.

(7) Management's estimate of weighted average stabilized capitalization rates.

68

UNDER CONSTRUCTION[1]

$ in thousands, at JBG SMITH Share

Asset	Type	Submarket	% Ownership	SF	Units	Start Date	Schedule Completion Date	Stabilization Date	Estimated Costs At JBG SMITH Share: Historical Cost[2]	Incremental Investment	Total Investment
Under Construction:											
CEB Tower at Central Place	Office	Rosslyn	100.0%	529,997	--	Q4 2014	Q2 2018	Q2 2020	$191,611	$156,851	$348,462
L'Enfant Plaza Office - Southeast	Office	Southwest	49.0%	214,257	--	Q1 2017	Q3 2019	Q2 2021	9,255	34,789	44,044
RTC - West Retail	Office	Reston	100.0%	40,025	--	Q4 2015	Q2 2017	Q1 2018	14,167	15,901	30,067
1221 Van Street	Multifamily	Ballpark/Southeast	100.0%	226,546	291	Q4 2015	Q2 2018	Q2 2019	61,545	48,150	109,695
West Half III	Multifamily	Ballpark/Southeast	94.2%	211,939	249	Q1 2017	Q1 2020	Q1 2021	23,283	67,338	90,621
West Half II	Multifamily	Ballpark/Southeast	94.2%	176,235	216	Q1 2017	Q1 2020	Q1 2021	29,996	94,343	124,339
Atlantic Plumbing C – North	Multifamily	U Street/Shaw	100.0%	145,605	161	Q1 2017	Q4 2019	Q3 2020	11,989	63,907	75,896
Atlantic Plumbing C – South	Multifamily	U Street/Shaw	100.0%	79,926	95	Q1 2017	Q4 2019	Q2 2020	6,915	36,178	43,093
Total / Wtd Avg Under Construction				**1,624,530**	**1,012**	**Q1 2016**	**Q1 2019**	**Q2 2020**	**$348,760**	**$517,456**	**$866,217**

Potential Value Creation:		
Estimated Stabilized Value		$1,286,246
Targeted NOI Yield	*7.1%*	
Estimated Stabilized NOI	*$61,000*	
Wtd Avg Stabilized Cap Rate[3]	*4.74%*	
Less: Total Investment		(866,217)
Potential Value Creation		**$420,030**
Potential Value Creation per Share		**$3.05**

(1) See page II for definitions.
(2) "Historical Cost" means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of 03/31/17. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction.
(3) Management's estimate of weighted average stabilized capitalization rate.

69

NEAR-TERM DEVELOPMENT PIPELINE[1]

$ in thousands, at JBG SMITH Share

Asset	Type	Submarket	% Ownership	SF	Units
Near-Term Development:					
4747 Bethesda Avenue	Office	Bethesda CBD	100.0%	287,183	--
1900 N Street	Office	CBD	100.0%	271,433	--
7900 Wisconsin	Multifamily	Bethesda CBD	50.0%	359,025	322
965 Florida Avenue	Multifamily	U Street/Shaw	70.0%	334,859	433
Stonebridge at Potomac Town Center - Phase II	Other	Prince William County	10.0%	65,342	--
Total Near-Term Development				**1,317,842**	**755**

Near-Term Development Cost Basis:		As of 1Q17
Historical Cost[2]		$100,596
Estimated Incremental Investment		473,616
Estimated Total Investment		$574,212
Potential Value Creation:		
Estimated Stabilized Value		$862,931
Targeted NOI Yield	*7.1%*	
Estimated Stabilized NOI	*$41,000*	
Wtd Avg Stabilized Cap Rate[3]	*4.75%*	
Less: Total Investment		(574,212)
Potential Value Creation		**$288,719**
Potential Value Creation per Share		**$2.10**

(1) See page ii for definitions.
(2) "Historical Cost" means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of 03/31/17. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction.
(3) Management's estimate of weighted average stabilized capitalization rate

70

FUTURE DEVELOPMENT PIPELINE[1]

$ in thousands, at JBG SMITH Share

Region	Number of Assets	Estimated Potential Development Density (SF) Total	Office	Multifamily	Retail	Estimated Commercial SF / Multifamily Units to be Replaced[2]	Historical Cost[3]	Remaining Acquisition Costs[4]	Estimated Capitalized Cost of SF / Units to be Replaced[5]	Estimated Capitalized Cost of Ground Rent Payments[6]	Estimated Total Investment	Estimated Total Investment per SF
Owned:												
Virginia	25	13,015,330	3,654,200	8,652,860	708,270	395,702 SF / 15 units	$390,708	--	$84,512	$2,337	$477,558	$36.69
Washington, DC	8	1,594,056	635,896	937,910	20,250	--	128,375	--	--	--	128,375	80.53
Maryland	5	1,402,360	19,170	1,244,560	138,630	25,119 SF / 162 units	13,057	--	27,667	416	41,139	29.34
Total / Wtd Avg	**38**	**16,011,746**	**4,309,266**	**10,835,330**	**867,150**	**420,821 SF / 177 units**	**$532,140**	**--**	**$112,179**	**$2,753**	**$647,072**	**$40.41**
Optioned:												
Virginia	2	636,250	625,000	10,350	900	--	$617	$20,606	--	--	$21,223	$33.36
Washington, DC	3	1,698,510	337,510	1,163,500	197,500	--	10,313	21,194	--	69,718	101,225	59.60
Maryland	1	--	--	--	--	--	7,782	--	--	--	7,782	--
Total / Wtd Avg	**6**	**2,334,760**	**962,510**	**1,173,850**	**198,400**	**--**	**$18,712**	**$41,800**	**--**	**$69,718**	**$130,230**	**$55.78**
Grand Total / Wtd Avg	**44**	**18,346,506**	**5,271,776**	**12,009,180**	**1,065,550**	**420,821 SF / 177 units**	**$550,852**	**$41,800**	**$112,179**	**$72,472**	**$777,302**	**$42.37**

Potential Value Creation:	
Potential Value Creation PSF[7]	$275
Total Estimated Potential Development Density	18,346,506
Potential Value Creation	**$5,045,289**
Potential Value Creation per Share	**$36.61**

(1) See page II for definitions.
(2) Represents management's estimate of the total office and/or retail square feet and multifamily units that would need to be redeveloped in order to access the estimated potential density, which had estimated Cash NOI of $6,731 for the quarter ended 03/31/17.
(3) "Historical Cost" means the total historical cost incurred by the predecessors of JBG SMITH (JBG and Vornado) with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs and ground rent expenses, incurred as of 03/31/17. Historical Cost does not include a mark up on the JBG assets that will be required by GAAP as a result of the combination transaction.
(4) Management's estimate of remaining deposits, option payments, and option strike prices as of 03/31/17. In addition three (3) owned parcels and two (2) optioned parcels are leasehold interests with estimated annual stabilized ground rent payments totaling $4,499.
(5) Capitalized value of Estimated Commercial SF / Multifamily Units to be Replaced (included in the value of the operating segment) at a 6.0% capitalization rate.
(6) Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate.
(7) Management's estimate of potential development profit per square foot associated with the build out of the Future Development Pipeline.

71

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS[1]

$ in thousands, at JBG SMITH Share

	Three Months Ended 3/31/2017				
	Source of Revenues[2]				Annualized Three Months Ended 3/31/2017
	JBG SMITH JV Partner	Legacy JBG Funds	Third Party Management	Total	
Service Revenues:					
Property Management Fees	$1,449	$2,336	$2,355	$6,140	$24,560
Asset Management Fees	431	4,781	--	5,212	20,848
Leasing Fees	780	700	1,331	2,811	11,244
Development Fees	607	1,111	260	1,978	7,912
Construction Management Fees	273	399	1	673	2,692
Other Service Revenues	30	291	--	321	1,284
Total Revenues	**$3,570**	**$9,618**	**$3,947**	**$17,135**	**$68,540**
Allocated Pro Forma G&A[3]					(43,541)
EBITDA					$24,999
Market Multiple[4]					8.0x
Value of Third-Party Asset Management & Real Estate Services Business					$199,992

1. Business provides opportunity to access capital through potential joint ventures for deleveraging and to enhance returns
2. Diversified services platform and joint venture relationships provide predictable, stable income streams
3. Scale provides market knowledge, buying power, and operating efficiencies across all product types
4. Strong institutional capital relationships provide access to private capital markets opportunistically

1Q17 Revenue Breakdown by Service Type



Construction Management Fees 4%
Other Service Revenues 2%
Development Fees 12%
Property Management Fees 36%
Leasing Fees 16%
Asset Management Fees 30%

1Q17 Revenue Breakdown by Source



JBG SMITH JV Partner 21%
Third Party Management 23%
Legacy JBG Funds 56%

(1) See page II for definitions.
(2) Following the closing of the transaction, JBG does not intend to raise any future investment funds, and current funds will be managed and liquidated over time. JBGS expects to continue to earn fees from these funds as they are wound down, as well as from any joint venture arrangements currently in place and any new joint venture arrangements entered into in the future.
(3) Represents management's estimate of G&A related to the third party asset management and real estate services business.
(4) Represents management's estimate of a market EBITDA multiple for the Third-Party Asset Management & Real Estate Services Business.

72

WALKSCORE METHODOLOGY

Walk Score

- Walk Score measures the walkability of any address
- For each address, Walk Score analyzes hundreds of walking routes to nearby amenities. Points are awarded based on the distance to amenities in each category
- Also accounts for population density and road metrics such as block length and intersection density

SOURCE: Walkscore.com

Score	Description
90 - 100	**Walker's Paradise** Daily errands do not require a car
70 - 89	**Very Walkable** Most errands can be accomplished on foot
50 - 69	**Somewhat Walkable** Some errands can be accomplished on foot
25 - 49	**Car-Dependent** Most errands require a car
0 - 24	**Car-Dependent** Almost all errands require a car

73

UNDERSTANDING OUR FINANCIAL REPORTING FFO Calculated in accordance with NAREIT’s definition, adjusting Net Income/(Loss) for: Real estate-related depreciation and amortization Adjustments for one-time extraordinary items, including but not limited to: Gains/(losses) from asset sales, expenses associated with redeeming debts, cumulative effects of accounting changes, and the results of discontinued operations Impairment losses on depreciable real estate JBG SMITH’s share of FFO from unconsolidated JVs FFO as Adjusted Calculated by adjusting FFO for: Expenses associated with the transaction, including: Non-cash amortization of LP units to be issued to the partners of JBG Operating Partners and Amortization of the Initial Formation Awards Additional public company costs net of expected transaction synergies FAD Calculated by adjusting FFO as Adjusted for: Recurring Capex, TIs and LCs Straight-line rent Above/(below) market leases Deferred financing costs Non-cash compensation related expenses EBITDA Calculated as Net Income/(Loss) plus: Interest expense Income tax expense Depreciation and amortization Adjusted EBITDA Calculated by adjusting EBITDA for: Expenses associated with the transaction, including: Non-cash amortization of LP units to be issued to the partners of JBG Operating Partners and Amortization of the Initial Formation Awards Additional public company costs net of expected transaction synergies We believe that adjusting for one-time items not considered part of our comparable operations associated with the transaction will provide a more meaningful presentation to: Help normalize operating results Improve the ease of understanding our operating results to the investing public Help investors make comparisons of our operating results to other REITs Allow investors to more accurately compare our performance across reporting periods The Company's computation of operating metrics may not be comparable to those reported by other REITs or real estate companies 74

Atlantic Plumbing Public Art Project Washington, DC

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